                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          CONTINENTIAL AIRLINES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                           [CONTINENTAL AIRLINES LOGO]

                                 April 28, 1995

To Our Stockholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1995 Annual Meeting of Stockholders of Continental Airlines, Inc.

     As shown in the attached notice, the meeting will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Monday, June 5, 1995, at 9:00 a.m., local time. At the meeting, in addition to acting on the matters described in the proxy statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

     Please date, sign and mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. We look forward to seeing you in Houston.

                                        Cordially,

                                        /s/  DAVID BONDERMAN
                                        ------------------------
                                             David Bonderman
                                          Chairman of the Board

                                        /s/  GORDON BETHUNE
                                        ------------------------
                                             Gordon Bethune
                                           President and Chief
                                            Executive Officer

                           CONTINENTAL AIRLINES, INC.
                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                            ------------------------

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1995
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas, on Monday, June 5, 1995, at 9:00 a.m. (Central Daylight Savings
Time) for the following purposes:

     1. To elect eighteen directors for the ensuing year ;

     2. To consider and act upon a proposal to approve an amendment to the Company's 1994 Incentive Equity Plan;

     3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP, independent public accountants, as independent auditors of the Company and its subsidiaries for 1995; and

     4. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The holders of record of the Company's common stock at the close of business on April 14, 1995 are entitled to notice of and to vote at the Annual Meeting.

     The proxy statement and form of proxy are enclosed.

                                        By Order of the Board of Directors,

                                        /s/ JEFFERY A. SMISEK
                                        -------------------------
                                            Jeffery A. Smisek
                                                 Secretary

Houston, Texas
April 28, 1995

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                           CONTINENTAL AIRLINES, INC.
                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                            ------------------------

                                PROXY STATEMENT

                      1995 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1995
                            ------------------------

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), of proxies to be used at the 1995 Annual Meeting of Stockholders of the Company or any adjournment or adjournments thereof (the "Meeting"), to be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas, on Monday, June 5, 1995, at 9:00 a.m. (Central Daylight Savings Time), for the purposes set forth in the accompanying Notice of 1995 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy, together with a copy of the Company's 1994 Annual Report, are being first mailed to stockholders on or about April 28, 1995.

THE PROXY

     Stockholders giving proxies may revoke them at any time before they are voted by notifying the Secretary of the Company in writing of such revocation or by delivering to such Secretary a duly executed proxy bearing a later date. Any such revocation or subsequent proxy must be received prior to the commencement of voting at the Meeting to be effective. If a proxy is properly signed by a holder of common stock and is not revoked, it will be voted at the Meeting in the manner specified on the proxy or, if no manner is specified, it will be voted "FOR" the election of directors nominated by the Board of Directors (Proposal 1), "FOR" approval of the First Amendment to the Continental Airlines, Inc. 1994 Incentive Equity Plan (Proposal 2) and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors for 1995 (Proposal 3).

     The Company will bear the costs of the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram, fax and in person by regular employees and directors of the Company, none of whom will receive additional compensation therefor, and by Morrow & Co., Inc., which the Company has retained to assist in the solicitation of proxies for a fee estimated not to exceed $5,000 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and with other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

     The Board of Directors fixed the close of business on April 14, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 6,301,056 shares of Class A common stock, par value $.01 per share, and 20,561,065 shares of Class B common stock, par value $.01 per share.

     Continental's Restated Certificate of Incorporation authorizes the issuance of up to 10 million shares of preferred stock, 50 million shares each of Class A common stock, Class C common stock and Class D common stock, and 100 million shares of Class B common stock. No shares of Class C common stock or Class D common stock are outstanding. Subject to certain limitations on voting by non-U.S. citizens, each share of Class A common stock is entitled to ten votes per share and each share of Class B common stock is entitled to one vote per share. The holders of a majority of the aggregate voting power of the outstanding common stock entitled to vote at the Meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. In establishing the presence of a quorum, abstentions and broker non-votes (if any) will be included in the determination of the number of shares represented at the Meeting.

Abstentions are treated as votes cast and thus will have the same effect as a vote against a proposal; broker non-votes, however, are not treated as votes cast and thus will not affect the outcome of any proposal.

LIMITATION ON VOTING BY FOREIGN OWNERS

     The Company's Restated Certificate of Incorporation defines "Foreign Ownership Restrictions" as "applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers (as amended or modified from time to time)". Such restrictions currently require that no more than 25% of the voting stock of the Company be owned or controlled, directly or indirectly, by persons who are not U.S. Citizens ("Foreigners") for purposes of the Foreign Ownership Restrictions, and that the Company's president and at least two-thirds of its directors be U.S. Citizens. For purposes of the Restated Certificate of Incorporation, "U.S. Citizen" means (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. The Restated Certificate of Incorporation provides that no shares of capital stock may be voted by or at the direction of Foreigners, unless such shares are registered on a separate stock record (the "Foreign Stock Record") maintained by the Company for the registration of ownership of voting stock by Foreigners. The Company's Bylaws further provide that no shares will be registered on the Foreign Stock Record if the amount so registered would exceed the Foreign Ownership Restrictions or adversely affect the Company's operating certificates or authorities. Registration on the Foreign Stock Record is made in chronological order based on the date the Company receives a written request for registration, except that shares held by Air Canada, a Canadian corporation, and, after such shares, shares acquired by Air Partners, L.P., a Texas limited partnership ("Air Partners"), in connection with its original investment in the Company that are subsequently transferred to any Foreigner are entitled to be registered prior to, and to the exclusion of, other shares. Shares currently owned by Air Canada and registered on the Foreign Stock Record constitute substantially the maximum number of shares that may be voted by Foreigners under the Foreign Ownership Restrictions. Accordingly, at this time only a very limited number of shares of Class B common stock or other equity securities of the Company may be registered on the Foreign Stock Record and voted by any Foreigner other than Air Canada.

                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 14, 1995 (except as otherwise set forth below), certain information with respect to persons owning beneficially (to the knowledge of the Company) more than five percent of any class of the Company's voting securities. The table also sets forth the respective general voting power of such persons. In accordance with regulations promulgated by the Securities and Exchange Commission (the "SEC" or the "Commission"), the table below shows the effect of the exercise of warrants (and in the case of Air Canada the exchange of Class B common stock for Class A common stock) owned by the person in question, but, in determining the denominator used to show percentage ownership by such person, does not assume the exercise of warrants or the exchange of shares owned by any other person.

     The table does not show under "General Voting Power" the effect of Air Canada's potential exercise of warrants to purchase shares of Class A common stock or Class B common stock or of its potential exchange of certain shares of Class B common stock for an equal number of shares of Class A common stock, because the voting of most of the Class A common stock and Class B common stock acquirable as a result of such exercises or exchange would currently be prohibited by applicable Foreign Ownership Restrictions. Such information is, however, shown in the footnotes to the table.

                                                                  AMOUNT AND
                                                                    NATURE                      GENERAL
         NAME AND ADDRESS                                        OF BENEFICIAL     PERCENT       VOTING
       OF BENEFICIAL HOLDER               TITLE OF CLASS           OWNERSHIP       OF CLASS     POWER(1)
- -----------------------------------    ---------------------     -------------     --------     --------

Air Canada                              Class A common stock       4,107,880(2)      47.0%        23.9%(3)
Air Canada Centre                       Class B common stock       8,188,699(4)      32.2%
Montreal Int'l Airport (Dorval)
P. O. Box 14000
Postal Station, St. Laurent
Canada H4Y 1H4

Air Partners, L.P.(5)                   Class A common stock       4,259,734(6)      54.5%        47.2%
2420 Texas Commerce Tower               Class B common stock       5,642,632(7)      23.6%
201 Main Street
Fort Worth, TX 75102

American General Corporation            Class A common stock         812,584(8)      12.4%        10.5%
2929 Allen Parkway                      Class B common stock       1,026,216(9)       4.8%
Houston, TX 77019

Capital Growth Management               Class B common stock       1,070,000(10)      5.2%         1.3%
Limited Partnership
One International Place
Boston, MA 02110

FMR Corp.                               Class B common stock       3,317,148(11)     16.2%         3.0%
82 Devonshire St.
Boston, MA 02109

Wellington Management Company           Class B common stock       2,036,750(12)      9.9%         1.9%
75 State Street
Boston, MA 02109

- ---------------

 (1) Each share of Class A common stock is entitled to ten votes, and each share of Class B common stock is entitled to one vote. General Voting Power includes the combined total of the votes attributable to Class A common stock and Class B common stock.

 (2) Amount includes 1,367,880 shares of Class A common stock issuable upon the exercise of warrants held by Air Canada and 1,078,944 shares of Class A common stock issuable upon exchange of a like number of shares of Class B common stock held by Air Canada.

 (3) Does not include 1,367,880 shares of Class A common stock or 4,849,755 shares of Class B common stock subject to warrants that are currently exercisable, or the exchange of 1,078,944 shares of Class B common stock for Class A common stock as described in Note 2 above, in each case subject to Foreign Ownership Restrictions. If Air Canada were permitted to exercise all of its warrants to purchase Class A common stock and Class B common stock and were allowed to exchange the 1,078,944 shares of Class B common stock for an equal number of shares of Class A common stock, its General Voting Power would be 43.1%.

 (4) Amount includes 4,849,755 shares of Class B common stock issuable upon the exercise of warrants held by Air Canada and 1,078,944 shares of Class B common stock held by Air Canada which are

                                         (Footnotes continued on following page)
     exchangeable, under certain circumstances, for a like number of shares of Class A common stock. Such 1,078,944 shares are also included in the number of shares of Class A common stock reported herein pursuant to SEC Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (5) Based on reports filed with the Commission pursuant to the Exchange Act, the general partners of Air Partners are Air II General, Inc. and 1992 Air GP. The general partners of 1992 Air GP are 1992 Air, Inc. and Air Saipan, Inc. Mr. David Bonderman is the majority shareholder of Air II General, Inc. and 1992 Air, Inc. and accordingly may be deemed the beneficial owner of shares held by Air Partners. In addition, Mr. Bonderman, individually and through a partnership he controls, also holds limited partnership interests in Air Partners. Mr. Larry L. Hillblom, solely in his capacity as the sole shareholder of Air Saipan, Inc., may be deemed the beneficial owner of shares held by Air Partners. In addition, Mr. Hillblom, individually and through a corporation he controls, also holds limited partnership interests in Air Partners. On the basis of certain provisions of the partnership agreement, Mr. Hillblom may be deemed to beneficially own the shares of Class A common stock and Class B common stock beneficially owned by Air Partners that are attributable to such limited partnership interests. Bondo Air Limited Partnership ("Bondo Air"), solely in its capacity as a limited partner of Air Partners, may be deemed to beneficially own the shares held by Air Partners that are attributable to such limited partnership interest. Mr. Alfredo Brener, through a limited partnership whose corporate general partner he controls, owns warrants to purchase a 98.5% limited partnership interest in Bondo Air, and on the basis of certain provisions of the limited partnership agreement of Bondo Air, Mr. Brener may be deemed to beneficially own such limited partnership interests and, in turn, the shares attributable to Bondo Air. However, Mr. Brener, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares.

 (6) Assumes the exercise of warrants to purchase 1,519,734 shares of Class A common stock.

 (7) Assumes the exercise of warrants to purchase 3,382,632 shares of Class B common stock.

 (8) Based on reports filed with the SEC, 774,496 of the shares reported represent the proportionate interest in shares beneficially owned by Air Partners, of which American General is a limited partner, including shares issuable upon exercise of warrants held by Air Partners to purchase 276,315 shares of Class A common stock. The remaining 38,088 shares of Class A common stock represent shares held by American General Life Insurance Company, an indirect, wholly owned subsidiary of American General. American General may be deemed to have voting and shared dispositive power with respect to all such shares.

 (9) Based on reports filed with the SEC, the reported shares represent the proportionate interest in shares beneficially owned by Air Partners, including shares issuable upon exercise of warrants held by Air Partners to purchase 615,024 shares of Class B common stock. American General may be deemed to have voting and shared dispositive power with respect to all such shares.

(10) Based on reports filed with the SEC, Capital Growth Management has sole power to dispose of none of the shares beneficially owned by it, but shares dispositive power with respect to all such shares, and has sole power to vote all such shares.

(11) Based on an amendment to Schedule 13D filed with the SEC on April 21, 1995, FMR, together with its wholly owned subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company, has sole dispositive power with respect to all of the shares beneficially owned by it and sole voting power with respect to 2,490,450 of such shares. FMR has no shared voting or dispositive power. Edward D. Johnson 3d is the Chairman of FMR and owns approximately 25% of its outstanding voting common stock. Mr. Johnson disclaims beneficial ownership of the Class B common stock held by FMR Corp. or its affiliated entities.

(12) Based on reports filed with the SEC, Wellington has sole dispositive power with respect to none of the shares beneficially owned by it, but shares dispositive power with respect to all such shares, and has sole voting power with respect to none of such shares, but shares voting power with respect to 1,611,260 such shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                 OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table shows, as of April 14, 1995, the number of shares of Class B common stock beneficially owned by each of the directors, nominees for director, the executive officers named in the Summary Compensation Table, and all executive officers and directors as a group. The beneficial ownership of Class A common stock by certain of such persons is described in the footnotes to the table. See also "Voting Rights and Principal Stockholders".

                                                                   AMOUNT AND
                                                                    NATURE OF             PERCENT
                                                                   BENEFICIAL              OF
                   NAME OF BENEFICIAL OWNERS                      OWNERSHIP (1)           CLASS
- ---------------------------------------------------------------   -------------           ----
Thomas J. Barrack, Jr..........................................             -0-              *
Gordon M. Bethune..............................................      143,750(2)              *
David Bonderman................................................    5,644,132(3)           23.6
Gregory D. Brenneman...........................................             -0-              *
Joel H. Cowan..................................................        1,500(4)              *
Patrick Foley..................................................      764,661(5)            3.6
Rowland C. Frazee, C.C.........................................        1,500(4)              *
Hollis L. Harris...............................................    8,190,199(6)           32.2
Dean C. Kehler.................................................             -0-              *
Robert L. Lumpkins.............................................        1,500(4)              *
Douglas H. McCorkindale........................................        1,500(4)              *
David E. Mitchell, O.C.........................................    8,190,199(6)           32.2
Richard W. Pogue...............................................        1,500(4)(7)           *
William S. Price...............................................    5,644,132(3)           23.6
Donald L. Sturm................................................      478,477(8)            2.3
Claude I. Taylor, O.C..........................................    8,190,199(6)           32.2
Karen Hastie Williams..........................................        1,500(4)              *
Charles A. Yamarone............................................             -0-              *
Robert R. Ferguson III **......................................             -0-              *
Daniel P. Garton...............................................       44,125(9)              *
Charles T. Goolsbee **.........................................       23,750(10)             *
John E. Luth **................................................       26,250(10)             *
Donald G. Valentine **.........................................             -0-              *
All executive officers and directors as a group................   14,273,081(11)          49.1%

- ---------------

   * Less than 1%

  ** These persons have terminated their employment with the Company. Mr. Luth has agreed to serve as the Company's Senior Vice President and Chief Information Officer through May 31, 1995 and as a consultant through August 1, 1995. Messrs. Ferguson and Goolsbee have agreed to serve as consultants to the Company through November 1995 and March 1996, respectively.

(1) The persons listed have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated.

(2) Includes 37,500 restricted shares scheduled to vest on March 15, 1996 and 62,500 shares subject to a vested option to purchase shares.

(3) Includes 1,500 shares subject to a vested option to purchase shares. Also includes 2,260,000 shares beneficially owned by Air Partners and 3,382,632 such shares subject to warrants owned by Air Partners, which Mr. Bonderman may be deemed to own beneficially (see note 5 to the previous table) and which Mr. Price may be deemed to own beneficially through shared voting and dispositive power as a Managing Director of Air Partners. Does not include 2,740,000 shares of Class A common stock beneficially owned by Air Partners or 1,519,734 such shares subject to warrants (54.5% of the class)
                                         (Footnotes continued on following page)
     owned by Air Partners, which Messrs. Bonderman and Price also may be deemed to own beneficially (see note 5 to the previous table). The power to vote or dispose of all such shares may be deemed to be shared with Mr. Hillblom, as described in note 5 to the previous table.

(4)  Represents shares subject to a vested option to purchase shares.

(5) Includes 1,500 shares subject to a vested option to purchase shares. Also includes 305,663 shares representing the proportionate interest of DHL Management Services, Inc. ("DHL Management") in shares beneficially owned by Air Partners, including shares issuable upon exercise of warrants held by Air Partners to purchase 457,498 shares of Class B common stock. Does not include DHL Management's interest in 370,582 shares of Class A common stock beneficially owned by Air Partners or 205,543 shares of such stock issuable upon exercise of warrants held by Air Partners. DHL Management, and Mr. Foley as President of DHL Management, may be deemed to have voting and shared dispositive power with respect to all such shares.

(6) Includes 1,500 shares subject to a vested option to purchase shares. Also includes 3,338,944 shares beneficially owned by Air Canada and 4,849,755 such shares subject to warrants owned by Air Canada. Does not include 1,661,056 shares of Class A common stock beneficially owned by Air Canada, 1,367,880 such shares subject to warrants owned by Air Canada or 1,078,944 such shares issuable upon exchange of a like number of shares of Class B common stock held by Air Canada. Mr. Harris, as the "shareholder representative" of Air Canada, may be deemed to have sole voting power with respect to all such shares. Messrs. Harris, Mitchell and Taylor, as directors of Air Canada, may be deemed to have shared dispositive power with respect to all such shares.

(7)  Mr. Pogue also owns 4,000 shares of Class A common stock.

(8) Includes 1,500 shares subject to a vested option to purchase shares. Also includes 191,040 shares representing the proportionate interest of Mr. Sturm in shares beneficially owned by Air Partners, including shares issuable upon exercise of warrants held by Air Partners to purchase 285,937 shares of Class B common stock. Does not include Mr. Sturm's proportionate interest in 231,615 shares of Class A common stock beneficially owned by Air Partners or 128,465 such shares subject to warrants owned by Air Partners. Mr. Sturm is a limited partner of Air Partners and, as such, may be deemed to have voting and shared dispositive power with respect to all such shares.

(9) Includes 7,500 restricted shares scheduled to vest on March 15, 1996 and 29,125 shares subject to a vested option to purchase shares.

(10) Includes 18,750 shares subject to a vested option to purchase shares. Non-vested options terminate upon termination of employment. Mr. Goolsbee's vested options terminated on April 15, 1995 and Mr. Luth's vested options, if not exercised, will terminate on May 1, 1995.

(11) Includes 285,250 shares subject to vested options held by officers and non-employee directors of the Company, 2,260,000 shares beneficially owned by Air Partners and 3,382,632 such shares subject to warrants owned by Air Partners. See notes 3, 5 and 8. Does not include 2,740,000 shares of Class A common stock beneficially owned by Air Partners or 1,519,734 such shares subject to warrants owned by Air Partners. Also includes 3,338,944 shares beneficially owned by Air Canada and 4,849,755 such shares subject to warrants owned by Air Canada. See note 6. Does not include 1,661,056 shares of Class A common stock beneficially owned by Air Canada, 1,367,880 such shares subject to warrants owned by Air Canada or 1,078,944 such shares issuable upon exchange of a like number of shares of Class B common stock held by Air Canada.

                              GENERAL INFORMATION

BOARD OF DIRECTORS MEETINGS

     Regular meetings of the Board of Directors are generally held four times per year and special meetings are scheduled when required. The Board held four regular meetings and one special meeting in 1994.

COMMITTEES OF THE BOARD

     The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of independent auditors for the Company and with respect to authorizing any special audit or audit-related activities which, in its discretion, are deemed necessary to perform its functions. The committee monitors the audit activities of the Company and its subsidiaries to assure that they have installed proper accounting and audit controls. The committee, which consists of six non-employee directors, met three times in 1994.

     The Executive Committee exercises certain powers of the Board of Directors between Board meetings. The committee, which consists of two non-employee directors and one officer-director of the Company, met eight times in 1994.

     The Finance and Strategy Committee reviews the Company's short and long-term strategic plans and its plans for raising capital and increasing liquidity, and makes recommendations to the Board of Directors regarding implementation of those plans as the committee deems appropriate. The committee, which consists of one officer-director and seven non-employee directors, met one time in 1994.

     The Finance Committee reviews and recommends to the Board of Directors the Company's annual capital expenditure budget and financial plan for each fiscal year. The committee, which consists of two non-employee directors and one officer-director, did not meet during 1994.

     The Human Resources Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the employment of senior officers by the Company or its subsidiaries, including but not limited to approval of compensation, benefits, incentives and employment contracts, and relating to loans to any officers or employees and administration of the Company's 1994 Employee Stock Purchase Plan and 1994 Incentive Equity Plan. The committee, which consists of six non-employee directors, met five times in 1994.

     The Operations Committee has the authority and responsibility to consider and recommend to the Board of Directors the entering into, amending, supplementing, modifying, waiving of any provisions of, waiving or enforcing any rights under or terminating any contract between the Company or any of its wholly owned subsidiaries and any air carrier, other than Air Canada or any of its affiliates, with respect to code-sharing or marketing alliances. In addition, the committee has the authority and responsibility for considering and recommending to the Board of Directors such other matters as may be designated from time to time by the Board of Directors, which matters may, at the discretion of the Board of Directors include, without limitation, material acquisitions and dispositions, material contracts, and commencement of material litigation. The committee, which consists of two non-employee directors and one officer-director, met one time in 1994.

     The Company does not have a nominating committee.

     During 1994, each director of the Company other than Mr. Pogue attended more than 75% of the sum of the total number of meetings of the Board and each committee of which he or she was a member.

COMPENSATION OF DIRECTORS

     Compensation for non-employee members of the Board of Directors (i.e., directors who are not employed by the Company on a full-time basis) has been set at an annual retainer of $15,000 and a fee of $1,000 per meeting plus expenses for each Board and committee meeting attended (with an additional $500 per committee meeting for the committee chair). In addition, each non-employee director is automatically granted an option to purchase 1,500 shares of Class B common stock the day following each annual meeting of stockholders at an exercise price equal to the fair market value of Class B common stock on such date.

     Full-time employees of the Company who serve as directors receive reimbursement of expenses incurred in attending meetings. Directors and their spouses are eligible for complimentary transportation privileges on Continental.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's current executive officers:

         NAME, AGE AND POSITION                  TERM OF OFFICE AND BUSINESS EXPERIENCE
- ----------------------------------------    -------------------------------------------------
GORDON M. BETHUNE, age 53                   Director since August 1994. President and Chief
  President and Chief Executive Officer     Executive Officer since November 1994; President
                                            and Chief Operating Officer (February
                                            1994-November 1994); various positions with The
                                            Boeing Company commencing in 1988, including Vice
                                            President and General Manager of the Commercial
                                            Airplane Group's Renton Division, Vice President
                                            and General Manager of the Customer Services
                                            Division, and Vice President of Airline Logistics
                                            Support.

DONALD J. BREEDING, age 60                  President and Chief Executive Officer,
  President and Chief Executive             Continental Micronesia, Inc. since April 1993.
  Officer, Continental Micronesia           President and Chief Executive Officer (April
                                            1992-April 1993) of the Continental/Air
                                            Micronesia division; Senior Vice
                                            President -- Operations and Senior Vice
                                            President -- Flight Operations (November
                                            1988-July 1992) of Continental; Vice
                                            President -- Flight Operations (July
                                            1986-November 1988) of Eastern Air Lines, Inc.

GREGORY D. BRENNEMAN, age 33                Chief Operating Officer effective May 1, 1995.
  Chief Operating Officer                   Chairman and Chief Executive Officer of
                                            Turnworks, Inc. (consulting) since February 1995;
                                            Partner of Bain & Company, Inc. (consulting)
                                            1987-1995.

D. SAM COATS, age 54                        Senior Vice President since April 1993. Chief
  Senior Vice President -- Inflight         Executive Officer (1991-April 1993) of Southern
  Service                                   Cross Airlines Holdings, Ltd. (Australian airline
                                            placed in receivership and liquidated in March
                                            and April 1993); partner, Jenkens & Gilchrist
                                            (law firm) (1989-1991); President and Chief
                                            Executive Officer (1985-1989) of Trinity Texas
                                            Corporation (real estate and investment).

WILLIAM S. DIFFENDERFFER, age 44            President, System One Information Management,
  President, System One                     Inc. since August 1991. Group Vice President --
                                            Administration and Planning and General Counsel
                                            (June 1990-August 1991) and Vice President and
                                            General Counsel (June 1986-June 1990) of System
                                            One.

MARK A. ERWIN, age 39                       Senior Vice President since April 1995. Various
  Senior Vice President -- Airport          positions with the Company commencing in 1987,
  Services                                  including, most recently, Vice
                                            President -- Newark Hub.

                                             (Table continued on following page)

         NAME, AGE AND POSITION                  TERM OF OFFICE AND BUSINESS EXPERIENCE
- ----------------------------------------    -------------------------------------------------
DANIEL P. GARTON, age 37                    Senior Vice President and Chief Financial Officer
  Senior Vice President and Chief           since May 1993. Vice President -- Financial
  Financial Officer                         Planning and Analysis and similar positions with
                                            American Airlines, Inc. (1988-1993).

DAVID A. LOESER, age 40                     Senior Vice President -- Human Resources since
  Senior Vice President -- Human            May 1994. Vice President of Human Resources
  Resources                                 (1992- 1994) of PepsiCo Foods International; Vice
                                            President -- Human Resources (1989-1992),
                                            Division/General Manager (1987-1989) and various
                                            Human Resources positions (1984-1987) of
                                            FritoLay.

C. D. MCLEAN, age 54                        Senior Vice President -- Operations since April
  Senior Vice President -- Operations       1994. Executive Vice President -- Operations
                                            (January 1992-March 1994) of LeisureAir, Inc.;
                                            self-employed (March 1990-December 1991); Senior
                                            Vice President -- Flight Operations (May
                                            1989-February 1990) of Braniff Airlines, Inc.

JONATHAN ORNSTEIN, age 37                   President and Chief Executive Officer of
  President and Chief Executive             Continental Express, Inc. since July 1994. Senior
  Officer -- Continental Express            Vice President -- Airport Services (November
                                            1994-April 1995); various positions with Mesa
                                            Airlines, Inc. (1989-1994), including Executive
                                            Vice President, President of West Air/United
                                            Express and Vice President of Planning and
                                            Scheduling; Executive Vice President of Air LA,
                                            Inc. (1987-1989).

BARRY P. SIMON, age 52                      Senior Vice President -- Strategic Business Units
  Senior Vice President -- Strategic        since March 1995. Senior Vice
  Business Units                            President -- International Widebody Division
                                            (August 1994-March 1995), Senior Vice President
                                            and General Counsel (June 1990-August 1994),
                                            except Senior Vice President, General Counsel and
                                            Director, GAF Corporation (January-March 1993).
                                            Senior Vice President and General Counsel
                                            (November 1987-June 1990) of Eastern Air Lines.

JEFFERY A. SMISEK, age 40                   Senior Vice President and Secretary since April
  Senior Vice President, General Counsel    1995. General Counsel since March 1995. Partner,
  and Secretary                             Vinson & Elkins L.L.P. (law firm) (January
                                            1990-March 1995).

COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth, for 1994, 1993 and 1992, with respect to compensation for services to Continental and its subsidiaries, (i) the aggregate amount of remuneration paid by the Company to the current (and a former) chief executive officer and the four most highly compensated executive officers of the Company during 1994 (other than such chief executive officers), (ii) the number of shares of Class B common stock subject to options (or SARs) granted to such individuals during 1994 and the hypothetical value thereof assuming specified annual rates of Class B common stock price appreciation, (iii) the value of the stock options held by such individuals at the end of 1994 and (iv) certain information relating to long-term performance units awarded to such individuals. No stock options were exercised by any of such individuals during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                                 ------------------------
                                                 ANNUAL COMPENSATION             RESTRICTED    SECURITIES
                                          ----------------------------------       STOCK       UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR      SALARY        BONUS        OTHER      AWARDS(1)      OPTIONS       COMPENSATION
- -----------------------------    ----     --------     ---------     -------     ---------     ----------     ------------
Gordon M. Bethune............    1994(2)  $434,185     $1,500,000(3) $85,018(4)  $1,240,625      250,000        $286,969(5)
  President and Chief            1993(2)        --            --          --            --            --              --
  Executive Officer              1992(2)        --            --          --            --            --              --

Robert R. Ferguson III.......    1994      573,407           -0-      45,225(6)    641,250(7)    225,000(7)      418,209(8)
  Vice Chairman and Chief        1993      526,881           -0-         -0-           -0-           -0-             -0-
  Executive Officer              1992      512,294           -0-         -0-           -0-           -0-             -0-

Daniel P. Garton.............    1994(2)   349,992           -0-         -0-(9)    320,625       116,500             -0-(10)
  Senior Vice President and      1993      200,348           -0-      32,532           -0-           -0-         100,000
  Chief Financial Officer        1992(2)        --            --          --            --            --              --

Donald G. Valentine..........    1994(2)   325,008           -0-         -0-(9)    213,750(11)    75,000(11)         -0-(12)
  Senior Vice President          1993      183,546           -0-      75,303           -0-           -0-          92,307
                                 1992(2)        --            --          --            --            --              --

Charles T. Goolsbee..........    1994      311,308           -0-         -0-       213,750(13)    75,000(13)         -0-
  Executive Vice President       1993      287,334           -0-         -0-           -0-           -0-             -0-
                                 1992      279,043           -0-         -0-           -0-           -0-             -0-

John E. Luth.................    1994      293,730           -0-         -0-       213,750(13)    75,000(13)         -0-
  Senior Vice President          1993      246,333           -0-         -0-           -0-           -0-             -0-
                                 1992      167,296           -0-         -0-           -0-           -0-             -0-

- ---------------

 (1) The value of restricted stock shown was calculated by multiplying the closing price of the Class B common stock on the date the restricted shares were granted ($14.125 as to 50,000 of the shares granted to Mr. Bethune; $21.375 as to his remaining 25,000 shares and the shares awarded to the other officers named in the table) by the number of restricted shares. Messrs. Bethune, Ferguson, Garton, Valentine, Goolsbee and Luth received, respectively, 75,000, 30,000, 15,000, 10,000, 10,000 and 10,000 shares, which had respective year-end values of $693,750, $0, $138,750, $92,500, $92,500 and $92,500 based on the year-end 1994 closing price of the Class B common stock of $9.25. All such shares were to vest in 50% increments on March 15, 1995 and 1996, and on March 15, 1995, Messrs. Bethune, Garton, Goolsbee and Luth vested in 37,500, 7,500, 5,000 and 5,000 shares, respectively. None of the shares awarded to Mr. Ferguson or Mr. Valentine vested. Although the Company has paid no dividends on its common stock, such dividends would be payable upon both vested and non-vested shares.

 (2) Messrs. Bethune, Garton and Valentine commenced employment with the Company in February 1994, May 1993 and May 1993, respectively.

 (3) Mr. Bethune received a bonus in connection with certain amendments to his employment agreement which were made as the result of an offer of employment to Mr. Bethune by one of the Company's competitors. See "Executive Compensation Report of the Human Resources Committee -- 1994 CEO Compensation". One-half of such bonus remains subject to a repayment obligation if Mr. Bethune voluntarily terminates his employment with the Company prior to January 12, 1996.

 (4) Represents a tax adjustment relating to (i) certain moving expenses paid by the Company and (ii) reimbursement for a loss on the sale of Mr. Bethune's previous residence in connection with his hiring and relocation to Houston, Texas.

 (5) Represents (i) $144,463 paid to compensate Mr. Bethune for the forfeiture of certain benefits under his prior employer's compensation program when he joined the Company, (ii) $107,957 for the loss on sale of residence (see note 4) and (iii) $34,549 for moving expenses (see note 4).

 (6) Represents a contractual payment relating to certain salary reductions and accruing upon termination of Mr. Ferguson's employment.

                                         (Footnotes continued on following page)

 (7) Mr. Ferguson's employment with the Company terminated in October 1994. In connection therewith, his stock options and shares of restricted stock were forfeited. Mr. Ferguson is retained as a consultant to the Company through November 1995.

 (8) Represents a contractual severance payment in connection with the termination of Mr. Ferguson's employment.

 (9) Represents a tax adjustment relating to certain moving expenses paid by the Company.

(10) Relates to the buy-out of certain stock options that were forfeited when Mr. Garton joined the Company.

(11) Mr. Valentine's employment with the Company terminated in February 1995. In connection therewith, his stock options and shares of restricted stock were forfeited.

(12) Represents the amount paid for moving expenses.

(13) Mr. Goolsbee retired and Mr. Luth's employment with the Company terminated in March 1995. As of such time, each had vested in 5,000 shares of their restricted stock. The remainder of their restricted stock was forfeited in connection with the termination of their employment. Non-vested options terminate upon termination of employment; Mr. Goolsbee's vested stock options terminated on April 15, 1995 and, if not exercised, Mr. Luth's vested stock options will terminate on May 1, 1995. Mr. Goolsbee has agreed to serve as a consultant to the Company through March 1996. Mr. Luth has agreed to serve as Senior Vice President and Chief Information Officer of the Company through May 31, 1995 and as a consultant through August 1, 1995.

                   OPTION/SAR GRANTS DURING LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
- ---------------------------------------------------------------------------------      POTENTIAL REALIZABLE
                                        % OF TOTAL                                    VALUE AT ASSUMED ANNUAL
                          NUMBER OF      OPTIONS                                       RATES OF STOCK PRICE
                         SECURITIES     GRANTED TO                                    APPRECIATION FOR OPTION
                         UNDERLYING     EMPLOYEES    EXERCISE                                  TERM
                        OPTIONS/SARS    IN FISCAL    PRICE PER      EXPIRATION      ---------------------------
         NAME            GRANTED(1)        YEAR      SHARE(2)          DATE         0%      5%(3)      10%(3)
- ----------------------  -------------   ----------   ---------   ----------------   ---   ---------   ---------
Gordon M. Bethune.....     250,000         11.8%      $14.125    March 4, 2004      $ 0   $2,220,784  $5,627,903
Robert R. Ferguson
  III.................     225,000         10.7%       21.375    March 4, 2004(4)     0   3,024,590   7,664,905
Daniel P. Garton......     116,500          5.5%       21.375    March 4, 2004        0   1,566,066   3,968,718
Donald G. Valentine...      75,000          3.6%       21.375    March 4, 2004(5)     0   1,008,197   2,554,968
Charles T. Goolsbee...      75,000          3.6%       21.375    March 4, 2004(5)     0   1,008,197   2,554,968
John E. Luth..........      75,000          3.6%       21.375    March 4, 2004(5)     0   1,008,197   2,554,968

- ---------------

(1) Each of the options granted vest, or were to vest, in annual 25% increments, commencing in most cases, on January 2, 1995. In tandem with his stock option, Mr. Valentine received an SAR for 37,500 shares.

(2) In April 1995, Mr. Garton was granted five-year options with respect to 75,000 shares at a lower exercise price, which he can obtain, subject to certain conditions, upon the surrender of all his outstanding stock options. See "Executive Compensation Report of the Human Resources Committee -- Repricing of Stock Options and 1995 Compensation Strategy" below.

(3) For the values shown to be achieved, a share of Class B common stock would have a market price of $34.82, assuming 5% appreciation, and $55.44, assuming 10% appreciation, at the end of the 10-year option term, or $23.01 and $36.64, respectively, in the case of Mr. Bethune.

(4) Mr. Ferguson's stock options terminated prior to the end of the fiscal year.

(5) Messrs. Valentine and Goolsbee's stock options, and Mr. Luth's non-vested options, terminated subsequent to the end of the fiscal year. If not exercised, Mr. Luth's vested stock options will terminate on May 1, 1995.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                    VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                 OPTIONS AT FISCAL YEAR END      OPTIONS AT FISCAL YEAR END
                                                ----------------------------    ----------------------------
                    NAME                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                    ----                        -----------    -------------    -----------    -------------
Gordon M. Bethune............................      62,500         187,500           $ 0             $ 0
Robert R. Ferguson III.......................      -0-            -0-                 0               0
Daniel P. Garton.............................      29,125          87,375             0               0
Donald G. Valentine..........................      18,750(1)       56,250(1)          0               0
Charles T. Goolsbee..........................      18,750(1)       56,250(1)          0               0
John E. Luth.................................      18,750(1)       56,250(1)          0               0

- ---------------

(1) Messrs. Valentine and Goolsbee's stock options, and Mr. Luth's non-vested options, terminated subsequent to the end of the fiscal year. If not exercised, Mr. Luth's vested stock options will terminate on May 1, 1995.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                                     PERFORMANCE
                                                                                      OR OTHER
                                                                                    PERIOD UNTIL
                                                                       NUMBER OF    MATURATION OR
                                NAME                                     UNITS         PAYOUT
                                ----                                   ---------    -------------
Gordon M. Bethune...................................................     -0-             N/A
Robert R. Ferguson III..............................................    112,500          (2)
Daniel P. Garton....................................................     -0-             N/A
Donald G. Valentine.................................................     -0-             N/A
Charles T. Goolsbee.................................................     37,500          (2)
John E. Luth........................................................     37,500          (2)

- ---------------

(1) Certain of the Company's executive officers were awarded Executive Performance Units ("EPUs") in 1994. The awards were to mature as to 25% of the EPUs on each of January 2, 1995, 1996, 1997 and 1998. The awards represent the right to receive the excess of the closing price of the Class B common stock on the date of maturity over $11.00, multiplied by the number of EPUs maturing on such date and subject to a maximum value of $10.375 per unit. No payouts resulted under the EPUs in January 1995.

(2) Mr. Ferguson's EPUs terminated prior to the end of the fiscal year. The EPUs of Messrs. Goolsbee and Luth terminated subsequent to the end of the fiscal year.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Continental has entered into an employment agreement with Mr. Bethune relating to his service as an officer of the Company. The agreement provides for an annual base salary of $550,000, stock options to purchase up to 275,000 shares of Class B common stock at prices ranging from $9.75 to $14.125 per share, a restricted stock grant for 75,000 shares of Class B common stock and certain other matters. The agreement may be terminated at any time by either party, with or without cause. However, if there were a "termination of employment" (as defined), Mr. Bethune would be (i) paid a lump sum amount equal to 300% of the sum of (a) his then current annual salary (of not less than $550,000) and (b) a deemed annual bonus of 25% of such salary, and (ii) indemnified for his tax obligations with respect to such payments and other benefits payable under such employment agreement to the extent they are at a higher percentage of total income then they would have been in the absence of such severance payment (a "Tax Adjustment"). The agreement requires the Company to indemnify Mr. Bethune in the good-faith performance of his duties, to continue providing certain employee benefits to Mr. Bethune for certain specified time periods following a termination of employment and to maintain life insurance on his behalf in an amount equal to the severance payment described above.

     Continental has entered into an employment agreement with Mr. Garton, which provides for an annual base salary of $350,000. The agreement may be terminated at any time by either party, with or without cause. However, if there were a "termination of employment" (as defined), Mr. Garton would (i) be paid a lump sum amount equal to 200% of the sum of (a) his then current annual salary (of not less than $350,000) and (b) a deemed annual bonus of 25% of such salary, and
(ii) receive a Tax Adjustment. The agreement requires the Company to indemnify Mr. Garton in the good-faith performance of his duties, to continue providing certain employee benefits to Mr. Garton for certain specified time periods following a termination of employment and to maintain life insurance on his behalf in an amount equal to the severance payment described above.

     Mr. Valentine's employment with the Company terminated in February 1995. Pursuant to his employment agreement with the Company and in connection with such termination, Mr. Valentine received a lump-sum payment in the amount of $874,219. Also pursuant to such agreement, the Company is obligated to indemnify Mr. Valentine for actions taken in good faith as an employee of the Company and to provide certain employee benefits to Mr. Valentine for specified time periods. Mr. Valentine has agreed not to engage in certain activities competitive with the Company.

     Mr. Ferguson's employment agreement with the Company was terminated in connection with the termination of his employment on October 26, 1994. In lieu of the obligations theretofore set forth in his employment agreement and in settlement of all rights and obligations of Mr. Ferguson and Continental to one another, Mr. Ferguson and the Company entered into a severance agreement pursuant to which: (i) Continental agreed to pay Mr. Ferguson $418,209 on November 21, 1994 and $2,394,222 on January 3, 1995, in each case subject to certain adjustments; (ii) Continental agreed to continue providing certain employee benefits to Mr. Ferguson for specified time periods; (iii) Mr. Ferguson agreed to provide certain consulting services to the Company through November 1995 for which the Company agreed to pay Mr. Ferguson $100,000; (iv) Continental agreed to indemnify Mr. Ferguson for actions taken in good faith as an employee of the Company; (v) Mr. Ferguson agreed not to engage in certain activities competitive with Continental.

     Mr. Goolsbee's employment agreement with the Company was terminated in connection with his retirement on March 15, 1995. In lieu of the obligations theretofore set forth in his employment agreement and in settlement of all rights and obligations of Mr. Goolsbee and the Company to one another, Mr. Goolsbee and the Company entered into a severance agreement pursuant to which:
(i) Continental forgave certain loans to Mr. Goolsbee (together with accrued interest) in the principal amount of $364,000; (ii) Continental agreed to pay Mr. Goolsbee $150,000 on or before March 15, 1995; (iii) Continental agreed to reimburse Mr. Goolsbee, upon the sale of his Houston residence, a brokerage commission of up to 6% of the sale price, plus pay Mr. Goolsbee $30,000; (iv) Mr. Goolsbee agreed to act as a consultant to the Company with respect to certain specified matters until March 14, 1996 at a rate of $15,000 per month;
(v) Mr. Goolsbee agreed not to engage in certain activities competitive with Continental; (vi) Continental agreed to indemnify Mr. Goolsbee for actions taken in good faith as an employee or consultant of the Company and (vii) the Company agreed to provide certain group insurance and other benefits to Mr. Goolsbee.

     Mr. Luth's employment agreement with the Company was terminated in connection with the termination of his employment effective March 31, 1995. In lieu of the obligations theretofore set forth in his employment agreement and in settlement of all rights and obligations of Mr. Luth and Continental to one another, Mr. Luth and the Company entered into a severance agreement pursuant to which: (i) Mr. Luth agreed to serve as Senior Vice President and Chief Information Officer through May 31, 1995; (ii) the Company agreed to continue providing certain employee benefits to Mr. Luth for specified time periods;
(iii) Continental agreed to pay Mr. Luth a lump sum of $741,404 and a Tax Adjustment with respect thereto; (iv) Continental agreed to indemnify Mr. Luth for actions taken in good faith as an employee of the Company; (v) Mr. Luth agreed to serve the Company from March 31 through May 31, 1995 at an annual rate of compensation of $350,000, and from June 1 through August 1, 1995 to act as a consultant to the Company (subject to certain early termination rights) at an annual rate of compensation of $175,000; (vi) Continental agreed to pay Mr. Luth a bonus of $247,135 upon the execution by third parties of amendments to certain loan and aircraft purchase agreements; and (vii) Mr. Luth agreed not to engage in certain activities competitive with Continental.

RETIREMENT PLAN

     The Continental Airlines, Inc. Retirement Plan (the "Retirement Plan") is a noncontributory, defined benefit pension plan adopted in 1988. Substantially all employees of Continental and certain designated affiliates, other than temporary employees, are eligible to participate in the Retirement Plan. Messrs. Ferguson and Goolsbee began participating in the Retirement Plan on December 28, 1988. Messrs. Bethune, Garton, Valentine and Luth began participating in February 1995, May 1994, May 1994 and August 1989, respectively, after completing one year of service.

     The following table represents the estimated annual benefits payable for life to employees under the Retirement Plan, assuming normal retirement in the current year, and election by the employee of a single life annuity. The values reflected in the table represent the application of the Retirement Plan formula to the specified amounts of compensation and years of participation without regard to maximums set forth in the Internal Revenue Code of 1986, as amended (the "Code").

                               PENSION PLAN TABLE

                                                            YEARS OF PARTICIPATION
                                          ----------------------------------------------------------
       FINAL AVERAGE COMPENSATION         5 YRS.    10 YRS.   15 YRS.   20 YRS.   25 YRS.   30 YRS.
- ----------------------------------------  -------   -------   -------   -------   -------   --------
$100,000................................  $ 7,653   $15,306   $22,959   $30,612   $38,265   $ 45,918
$125,000................................    9,703    19,406    29,109    38,812    48,515     58,218
$150,000................................   11,753    23,506    35,259    47,012    58,765     70,518
$175,000................................   13,803    27,606    41,409    55,212    69,015     82,818
$200,000................................   15,853    31,706    47,559    63,412    79,265     95,118
$225,000................................   17,903    35,806    53,709    71,612    89,515    107,418
$235,000................................   18,723    37,446    56,169    74,892    93,615    112,338

     Compensation as defined in the Retirement Plan for each of the individuals included in the Summary Compensation Table set forth above is not substantially different from the amounts of salary set forth in such table. However, Mr. Bethune's employment agreement provides for certain supplemental retirement benefits at the rate of 1.6% times his credited years of service times his final average compensation, which benefits will be offset by amounts received under the Retirement Plan. Under the Retirement Plan, a retired participant's annual benefit commencing at or after the normal retirement age of 65 (60 for pilots) is equal to 1.19% of the participant's final average compensation plus 0.45% of the participant's final average compensation in excess of the average Social Security wage base, multiplied by the participant's years of participation up to a maximum of 30 years. Such benefits are not subject to any deduction for Social Security payments, but are reduced by an amount equal to the actuarial cost to the Retirement Plan, if any, of providing pre-retirement death benefit protection under such plan. The Code currently limits the annual amount of such payments under the Retirement Plan to $120,000. Under the Retirement Plan, final average compensation means the average of the participant's highest five consecutive years of compensation during the last ten calendar years with Continental. Plan compensation includes regular pay and shift differential, but excludes bonuses, overtime, severance pay, incentive and other special forms of pay. Regulations under the Code previously limited compensation covered by the Retirement Plan to $235,840 and currently provide that such compensation may not exceed $150,000 for 1994 or 1995.

     A participant who has attained age 50 or age 55 and satisfied certain service requirements may elect to receive an early retirement benefit of equivalent actuarial value. Participants who terminate employment before they are eligible to retire will receive benefits as described above only if they have at least five years of service. The employment of Messrs. Ferguson, Valentine, Goolsbee and Luth with the Company terminated in October 1994, February 1995, March 1995 and March 1995, respectively. Of this group, only Mr. Goolsbee was eligible to retire. Requirements of the Code may in certain circumstances limit the benefits payable under the Retirement Plan to an amount which is less than that described above. The Retirement Plan permits participants to elect a reduced retirement benefit in return for the Retirement Plan's providing a death benefit to the participant's spouse in the event of the participant's death prior to retirement. The Retirement Plan also provides certain benefits in the event of a participant's disability.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Class B common stock (the more widely traded of the Company's common stocks) with the cumulative total returns (assuming reinvestment of dividends) on the Standard & Poor's Airline Index and the Standard & Poor's 500 Stock Index as if $100 were invested in the Class B common stock and each such index on July 14, 1993, the date on which the Company's common stock began trading on the New York Stock Exchange on a "when-issued" basis.

                             [PERFORMANCE GRAPH]

                                  Continental
      Measurement Period           Airlines,     S&P Airlines      S&P 500
    (Fiscal Year Covered)            Inc.           Index           Index
7/14/93                             100.00          100.00          100.00
9/30/93                              66.02          104.11          102.58
12/31/93                             79.61          108.56          104.97
3/31/94                              75.73           91.06          100.99
6/30/94                              50.00           91.49          101.41
9/30/94                              66.99           79.12          106.37
12/31/94                             35.92           75.75          106.35
3/31/95                              43.20           90.18          116.71

EXECUTIVE COMPENSATION REPORT OF THE HUMAN RESOURCES COMMITTEE

To the Stockholders of Continental Airlines, Inc.:

     This report to the stockholders is respectfully submitted by the Human Resources Committee of the Board of Directors of Continental Airlines, Inc. (the "Committee").

     As reported last year, prior to the establishment of the Committee in May 1993, salary levels for executive officers, including executive officers named in the Summary Compensation Table (the "Named Executives"), had been established based on an informal assessment of market conditions, including conditions encountered during attempts to recruit new executive talent. Salary levels of executive officers within the Company had risen somewhat above the airline industry market median to compensate for the fact that the Company did not provide competitive incentive compensation for a number of years. Beginning in 1991, however, the Company began implementing a wage and salary reduction program for substantially all of its employees, including all executive officers, and on July 1, 1992 effected an across-the-board wage and salary reduction for all employees, including all executive officers, ranging from 5% of pay at the lowest level of compensation to approximately 22.5% of base pay for the Company's senior management. The Company restored 25% of the wage and salary reduction on December 1, 1992, 25% in April 1993, 25% in April 1994 and the final 25% in July 1994. Even with these adjustments, total compensation levels for the Company's executives in 1994 were well below market median rates.

  General Compensation Strategy

     In mid-1993, the Committee retained an independent, nationally recognized compensation consulting firm to assist in redesigning a comprehensive compensation strategy for the Company. The compensation strategy development process encompassed both executive and broad-based employee compensation programs. The process also included a review of competitive marketplace compensation data for U.S. airlines of comparable size. Long-term and short-term compensation data for general industry companies of comparable size to the Company (as measured by revenues) were also examined. The airlines considered in this analysis included industry peer airlines shown in the performance graph. The elements of compensation included in the competitive analysis were base salaries, annual incentives, long-term incentives and key employee benefits.

     The Committee's compensation strategy development process, which included a review of the consultant's analysis, was concluded in March 1994. As a result, the Company established the following key objectives for both its executive and broad-based employee compensation programs:

        - Develop an appropriate linkage between compensation levels and the creation of stockholder value;

        - Provide that the total program will be able to attract, motivate and retain employees of outstanding talent;

        - Achieve competitiveness of total compensation over time;

        - Focus on variable pay to the greatest extent possible to control fixed costs and provide the greatest possible incentive to improve performance.

     In light of these key objectives, the Company revised its base salary compensation strategy for 1994 and beyond and established a variety of new incentive compensation programs for both executive and non-executive employees. The new incentive programs included stock options, restricted stock grants, and annual and long-term incentive awards pursuant to the Company's 1994 Incentive Equity Plan, under which increased compensation could be earned based upon stock price performance, earnings before taxes, performance compared to industry peers and corporate plan, and other corporate, business unit and individual performance criteria. In developing these programs, the Company considered the effects of the Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"), which added Section 162(m) of the Internal Revenue Code. Amended proposed regulations have been issued by the Treasury Department to implement the Budget Act, the general effect of which is to deny publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless other compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by the Company's stockholders. The Company's executive officer compensation levels generally do not exceed the one million dollar limit. Stock options under the 1994 Incentive Equity Plan are designed to qualify as performance-based compensation under Section 162(m), and the Committee believes that these stock options should be excluded from the limitation on deductibility. However, other awards, such as restricted stock grants and long-term and annual incentive awards under the 1994 Incentive Equity Plan, as well as profit sharing and executive cash bonus plans and payments, do not so qualify and will be subject to the limitation on deductibility.

     Base Salary Program. The Company has established an objective of targeting its executive salary levels conservatively (i.e., slightly below competitive market norms for peer airlines and for general industry companies of comparable size, based on revenues). The Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain highly talented employees. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals are recruited. Base salary levels are also dependent on the performance of each individual employee over time. Thus, employees who sustain higher levels of performance over time will have correspondingly higher salaries. Annual salary adjustments will be based on general levels of market increases in salaries, individual performance, overall financial results, and (for promotions) changes in job duties and responsibilities. All base salary increases will be based on a philosophy of pay-for-performance.

     Encouragement of Stock Ownership. The Committee believes that the ownership of the common stock of the Company by its executive officers provides one of the best incentives to enhance management's performance. The 1994 Incentive Equity Plan is designed to provide strong encouragement to the Company's executive officers and key employees, as well as the Company's non-employee directors, to increase their ownership of Class B common stock. The Committee believes that such an investment in the Company will serve as an additional incentive for improved performance.

     Other Plans. In addition to the 1994 Incentive Equity Plan, the Company in 1994 established a profit sharing plan (the "Profit Sharing Plan"), under which 15% of the Company's pre-tax earnings (before unusual or nonrecurring items) will be distributed each year to all employees on a pro rata basis according to base salary, and an executive cash bonus program (the "EPU Program") based upon Company share price performance within a specified range over a period of years. The objectives of these incentive programs are to motivate and reward the accomplishment of corporate, business unit (e.g., customer service) and individual performance objectives and to align the interests of officers and employees with those of stockholders generally.

  1994 Executive Compensation

     Base Salaries. Based on the Company's performance in 1993 and 1994, none of the Named Executives received any increase in base salary during 1994, except the Chief Executive Officer (see "1994 CEO Compensation" below) and Mr. Luth. Mr. Luth's salary increase was based on his assumption of increased responsibilities in connection with a change of assignment and not on the performance of the Company. As described above, the salaries of executive officers that had been reduced were restored to their prior levels from December 1992 through July 1994.

     Stock Incentives. Consistent with the foregoing strategy, the Company awarded a number of stock options to executive officers and key employees, representing (in the aggregate) the right to purchase up to 2,111,000 shares of the Company's Class B common stock, which includes the stock options granted to the Named Executives. The options vest in annual 25% increments and may be exercised at prices ranging from $7.75 to $21.375 per share. To date, none of the stock options has been exercised. See "Repricing of Stock Options and 1995 Compensation Strategy" below.

     In addition to stock options, the Company awarded executive officers an aggregate of 182,000 restricted shares of Class B common stock, which were to vest in 50% increments on March 15, 1995 and 1996. This number includes 150,000 shares awarded to the Named Executives, 55,000 of which have now vested and 50,000 of which were forfeited upon terminations of employment.

     Other Plans. No amounts were earned under the Company's Profit Sharing Plan in 1994 or under the EPU Program which is based on share price performance.

  1994 CEO Compensation

     Robert R. Ferguson III served as the Chief Executive Officer of the Company until October 26, 1994. Mr. Ferguson, whose base salary had been reduced under the Company's general wage and salary reduction program, benefitted from the salary and wage restorations in April and July 1994, but did not receive a salary increase in 1994. Together with other executive officers, Mr. Ferguson received a stock option and restricted stock as performance incentives, and was eligible to participate in the Profit Sharing Plan and the EPU Program. Mr. Ferguson forfeited his stock option and restricted stock, and terminated his participation in the Profit Sharing Plan and the EPU Program, in connection with his termination of employment. In addition to his salary, Mr. Ferguson received a contractual severance payment in connection with his termination of employment. Such payment was not tied to the Company's performance.

     Gordon Bethune became Continental's Chief Executive Officer on November 2, 1994. Mr. Bethune had joined the Company in February 1994 as its President and Chief Operating Officer. Thereafter, Mr. Bethune received an offer of employment from one of the Company's competitors, which included a substantial bonus and significantly higher salary and benefits than the Company had agreed to pay Mr. Bethune. Consistent with the Company's strategy to retain highly talented employees and provide a competitive compensation package relative to the individual's position and labor market alternatives, and based upon the favorable evaluation of Mr. Bethune's performance with the Company, the Committee recommended, and the Board of Directors approved, amendments to Mr. Bethune's employment agreement providing for an increased salary and certain additional benefits. See "General Information -- Employment and Severance Agreements." In addition, pursuant to his amended employment agreement, Mr. Bethune received an enhanced stock option and restricted stock grant as well as a cash bonus payment. The number of shares subject to Mr. Bethune's stock option was increased from 150,000 to 250,000 and the exercise price therefor was reduced from $21.375 per share to $14.125. The number of shares of restricted stock awarded to Mr. Bethune was increased from 25,000 to 75,000. The Company is not aware of any re-pricing of stock options occurring prior to its reorganization in 1993 and, except as discussed below, no other repricing of stock options has been effected since such reorganization. Such awards were not based on the historical performance of the Company, but were deemed to be appropriate inducements to retain Mr. Bethune and incentivize his future performance. Of the total bonus amount paid in 1994, $750,000 was subject to a repayment obligation if Mr. Bethune voluntarily terminated his employment with the Company prior to January 12, 1995, and an equivalent amount remains subject to such repayment obligation if Mr. Bethune voluntarily terminates his employment with the Company prior to January 12, 1996.

  Repricing of Stock Options and 1995 Compensation Strategy

     For 1995 the Committee intends to continue its present performance-based compensation strategy. Our compensation philosophy will continue to reward performance for executive and broad-based employees tied to both corporate goals, business unit goals, and individual benchmarks. The Profit Sharing Plan introduced in 1994 serves to engage all employees in the success of the Company. The Committee further recognizes that it must examine closely recommendations to provide additional rewards and incentives for executive officers through cash bonuses, the 1994 Stock Purchase Plan and the 1994 Incentive Equity Plan. In that regard, the Committee approved in early 1995 a special cash bonus plan for approximately 20 senior executives which pays quarterly cash bonuses based on cumulative Company performance. Based on the success of the program, the Committee took action in April 1995 to increase the number of employees who participate in the Company's 1995 special cash bonus plan. Such plan, which is in effect for 1995 only, now covers approximately 270 employees and provides for quarterly cash bonuses (in annualized amounts of 15%, 30% and 100% of annual salary, depending on the employee) based on Company performance and, in certain cases, individual performance as determined by the Company's Chief Executive Officer. The Committee believes that a short-term, quarterly payment cash bonus program, such as the Company's 1995 special cash bonus program, directly tied to Company or individual performance, is an appropriate incentive during the current period of significant strategic change in the Company.

     In April 1995, the Committee authorized the exchange and repricing (the "repricing") of certain outstanding non-qualified stock options ("Old Options") held by certain employees of the Company (excluding the Chief Executive Officer) and generally bearing an exercise price higher than the then current market price of the common stock, whereby such employees may surrender and cancel their respective Old Options and receive new options ("New Options") generally exercisable at a price lower than that of the canceled options, subject to certain conditions, including the approval by the stockholders of the Company of the First Amendment to the 1994 Incentive Equity Plan as provided in the First Amendment. See "Proposal 2" below. Inasmuch as the Old Options were designed to attract and retain employees and to provide incentives for such persons to work to achieve the Company's success, the Committee, after consulting with an independent, nationally recognized compensation consulting firm, determined that the decline in the market value of the Company's common stock since the dates the Old Options were awarded had frustrated these purposes and diminished the value of the Company's 1994 Incentive Equity Plan as an element of the Company's compensation arrangements. At the time of the repricing, fewer than ten of approximately 270 optionees had options with an exercise price lower than the then current market price of the common stock. The vast majority of the Old Options have an exercise price of $21.375 per share. The Committee determined that repricing options and making modest additional grants were the most cost-effective method to retain key employees. The Committee also believed it was appropriate, in connection with the repricing, to shorten the term of the stock options from ten years to five years. Accordingly, the Committee adopted a repricing program as described below.

     Certain employees, including certain executive officers (but excluding the Chief Executive Officer) holding Old Options at the time of the repricing will be eligible to participate in the repricing program. Each such participant may elect to surrender for cancellation all such individual's Old Options in exchange for New Options (generally covering the same number of shares, with certain exceptions), subject to certain conditions. The term of each New Option will be five years, and the exercise price of the New Options will be equal to the Market Value per Share (as defined in the Plan) on April 27, 1995, the date of grant ($16.00). The options will vest as to 25% six months from the date of grant and will vest an additional 25% on the first, second and third anniversary of the date of grant. The grant of the New Options to an individual is conditioned on (i) termination of such individual's Old Options, termination of such individual's current employment agreement with the Company or any subsidiary in exchange, in certain cases, for a new employment agreement, surrender by such individual for cancellation of all such individual's existing Annual Incentive Awards and Long-Term Incentive Awards under the Plan, and surrender by such individual for cancellation of all such individual's awards under the EPU Program and certain other awards, if any (provided that an individual shall be permitted to retain all or any portion of such individual's Old Options with an exercise price lower than the exercise price of the New Options if such individual's New Options are reduced on the basis of one new option share for each outstanding option share retained), and (ii) the approval of the First Amendment to the Plan by the stockholders of the Company as provided in such First Amendment. See "Proposal 2" below. The Company anticipates entering into new employment agreements with certain of such individuals.

     In connection with the repricing, Mr. Garton may exchange, subject to the conditions described above, 116,500 Old Options bearing an exercise price of $21.375 and having a remaining term of approximately nine years, for 75,000 New Options bearing an exercise price of $16.00 and having a term of five years. None of the other Named Executives will be eligible to participate in the repricing.

                                          Respectfully submitted,

                                          Human Resources Committee

                                          Karen Hastie Williams, Chair
                                          Thomas J. Barrack, Jr.
                                          Patrick Foley
                                          David E. Mitchell, O.C.
                                          William S. Price
                                          Donald L. Sturm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's executive compensation programs are administered by the Human Resources Committee of the Board of Directors. The committee is composed of six independent, non-employee directors, and no member of the committee has been an officer or employee of the Company or any of its subsidiaries. Karen Hastie Williams is a Partner of Crowell & Moring, a law firm that has provided services to the Company and its subsidiaries for many years.

CERTAIN TRANSACTIONS

     Continental Micronesia, Inc. ("CMI"), a 91%-owned subsidiary of the Company, and United Micronesia Development Association ("UMDA"), which is controlled by Mr. Larry L. Hillblom and is the minority stockholder of CMI, have a services agreement whereby CMI pays UMDA a fee for certain services, which fee approximates 1% of CMI's revenues. During 1994, these fees totalled approximately $4.8 million. As of December 31, 1994, CMI had a liability due to UMDA totaling approximately $7.2 million. The note evidencing such liability bears interest at 12% per annum and matures in 2011. Annual principal and interest payments on such note aggregating $1,000,000 per year are used to satisfy a portion of the 1% fee.

     In connection with Air Canada's investment in the Company, Air Canada, Air Partners and the Company agreed to identify and pursue opportunities to achieve cost savings, revenue enhancement or other synergies from areas of joint operation between the Company and Air Canada. The Company and Air Canada have entered into a series of synergies agreements, primarily in the areas of aircraft maintenance and commercial and marketing alliances (including agreements regarding coordination of connecting flights). The Company believes that the synergies agreements allocate potential benefits to the Company and Air Canada in a manner that is equitable and commercially reasonable, and contain terms at least as favorable to the Company as could be obtained from unrelated parties. As a result of these agreements, the Company paid Air Canada $29.1 million during 1994, primarily relating to aircraft maintenance.

     As a limited partner in AmWest Partners, L.P. ("AmWest"), Continental participated in the acquisition by AmWest of a portion of the equity of reorganized America West in connection with America West's emergence from bankruptcy, effective August 25, 1994. In the transaction, Continental paid $18.8 million for approximately 4.1% of the equity interest and 17.1% of the voting power of the reorganized America West. Continental also entered into a series of agreements with America West, including agreements related to code-sharing and ground handling, which have created substantial benefits for both airlines.

     Each investor participating in the acquisition did so on individual terms; Continental and certain other parties invested at the same per share price, but at a higher price (approximately $9.36 per share as compared to approximately $7.01 per share) than the price paid by Air Partners, II, L.P., TPG Partners, L.P. and TPG Parallel I, L.P. (collectively, the "TPG entities"), partnerships controlled by Mr. Bonderman. However, as between Continental and the TPG entities, Continental is entitled to receive a 10.0% per year return on its investment before the TPG entities receive any return and to recoup its invested capital before the TPG entities recoup their capital.

     During the period from January 1, 1994 to March 15, 1995, the date of his retirement, Mr. Goolsbee, the Company's Executive Vice President, had outstanding loans from the Company. The highest balance of such loans, which bore interest at rates of 3% (as to $250,000 in principal amount) and 8.66% (as to the balance), was approximately $373,000. The loans, which were to mature in 1997 and 1995, respectively, were forgiven in connection with Mr. Goolsbee's retirement.

     Mr. Brenneman, who joined the Company as an employee on April 27, 1995 and was elected as the Company's Chief Operating Officer effective May 1, 1995, was a partner with Bain & Company, Inc., a consulting firm that has provided consulting services to the Company from time to time. In addition, Mr. Brenneman is the Chairman, Chief Executive Officer and majority shareholder of Turnworks, Inc. ("Turnworks") which has acted as a consultant to the Company since February 1995. In connection with the consulting agreement, the Company has paid Turnworks an aggregate amount of approximately $825,000 to date.

     In connection with his employment by the Company, Mr. Brenneman and the Company entered into an agreement pursuant to which (i) the Company's agreement with Turnworks was terminated and the Company paid Turnworks $750,000, (ii) the Company and Mr. Brenneman agreed to enter into definitive employment and other compensation agreements pursuant to which Mr. Brenneman will be paid an annual salary of $525,000, participate in the Company's 1995 executive bonus program, receive a stock option to purchase up to 275,000 shares of Class B common stock, receive 75,000 restricted shares of Class B common stock and receive certain additional benefits.

CERTAIN LEGAL PROCEEDINGS

     Claims were filed against certain persons serving as directors or officers of Continental or its former parent in the fall of 1990 alleging violations of the federal securities laws and fraud because of alleged misrepresentations concerning the intentions of such parent, Continental Airlines Holdings, Inc. ("Holdings"), with respect to filing for protection under the federal bankruptcy code. The plan of reorganization approved in the Company's reorganization released and enjoined such third-party claims against current and former directors and officers, but certain parties appealed such release and injunction and the question of whether such claims are released and enjoined has not been finally determined. Such claims, if not released or enjoined, and if successful, could give rise to indemnity claims against the Company.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote each duly executed proxy for the election of each nominee listed below. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes duly cast at the Meeting. If elected, such nominee will hold office until the next annual meeting of stockholders and until his or her respective successor has been duly elected and has qualified. Management does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted for another nominee or nominees to be selected by the Board of Directors of the Company.

     Pursuant to a stockholders' agreement, Air Canada and Air Partners have agreed to vote their shares for the election of six directors designated by Air Canada, six directors designated by Air Partners and six directors who are "Independent Directors" (as defined in the stockholders' agreement) satisfactory to Air Partners. The Creditors Committee (as defined in the stockholders' agreement) has the right to designate three of the six Independent Directors, and one of the three other Independent Directors must be the Chief Executive Officer. Air Canada has elected to designate only four directors pursuant to the stockholders' agreement.

     Air Canada has the right, subject to foreign ownership restrictions, to convert shares of Class B common stock into shares of Class A common stock. Also, Air Canada has the limited right, in certain circumstances, to convert its Class A common stock into Class C common stock, and Air Partners has the limited right, in certain circumstances, to convert its Class A common stock into Class D common stock. No person may hold or own Class C common stock or Class D common stock, respectively, other than Air Canada and certain of its affiliates or Air Partners and certain of its affiliates. The Class C common stock and Class D common stock, if issued, would preserve the rights of Air Canada and Air Partners, respectively, to elect six directors to the Company's Board in certain circumstances, including a sale by the other party of its stock.

     There is no family relationship between any of the nominees for director or between any nominee and any executive officer.

     The following table shows, with respect to each nominee, (i) such person's name and age, (ii) the period for which such person has served as a director of the Company, (iii) all positions and offices with the Company currently held by him or her and his or her principal occupation during the last five years (including other directorships and business experience), and (iv) the standing committees of the Board of Directors of which he or she is a member. Each of the nominees, other than Mr. Brenneman and Mr. Kehler, is currently a director of the Company.

   NAME, AGE, POSITION AND COMMITTEE
              MEMBERSHIPS                        TERM OF OFFICE AND BUSINESS EXPERIENCE
- ----------------------------------------    -------------------------------------------------
THOMAS J. BARRACK, JR., age 47              Director since August 1994. Chief Executive
  (Human Resources Committee)               Officer of Colony Capital, Inc. and Colony
                                            Advisors, Inc. (real estate investments) since
                                            1991. Partner of Keystone, Inc. (formerly Robert
                                            M. Bass Group, Inc.) from 1987-1991.

GORDON M. BETHUNE, age 53                   Director since August 1994. President and Chief
  President and Chief Executive Officer     Executive Officer since November 1994; President
  (Executive Committee, Finance and         and Chief Operating Officer (February
  Strategy Committee, Finance Committee,    1994-November 1994); various positions with The
  Operations Committee)                     Boeing Company commencing in 1988, including Vice
                                            President and General Manager of the Commercial
                                            Airplane Group's Renton Division, Vice President
                                            and General Manager of the Customer Services
                                            Division, and Vice President of Airline Logistics
                                            Support.

DAVID BONDERMAN, age 52                     Director since April 1993 and Chairman of the
  Chairman of the Board of Directors        Board since May 1993. Managing Director of Air
  (Executive Committee, Finance and         Partners, L.P. since September 1992; Managing
  Strategy Committee, Operations            Director of Texas Pacific Group (a private
  Committee)                                investment firm) since September 1992; Chief
                                            Operating Officer of Keystone, Inc. (formerly
                                            Robert M. Bass Group, Inc.) (a private investment
                                            firm) (1983-August 1992); Director of: Bell &
                                            Howell Holdings Company; National Re Corporation;
                                            National Education Corporation; Carr Realty
                                            Company; American Savings Bank, F.A.

GREGORY D. BRENNEMAN, age 33                Chief Operating Officer effective May 1, 1995.
  Chief Operating Officer, Nominee for      Chairman and Chief Executive Officer of
  Director                                  Turnworks, Inc. (consulting) since February 1995;
                                            Partner of Bain & Company, Inc. (consulting)
                                            1987-1995.

JOEL H. COWAN, age 58                       Director since April 1993. President of Cowan &
  (Audit Committee)                         Associates (real estate holding company) since
                                            1976; Chairman, The Habersham Group
                                            (international trade & investment) since 1984;
                                            Director of: Interstate General Company, L.P.
                                            since 1986; IRT Property Company, L.P.
                                            (1978-1992).

PATRICK FOLEY, age 63                       Director since April 1993. Chairman of the Board,
  (Finance and Strategy Committee, Human    President and Chief Executive Officer of DHL
  Resources Committee)                      Airways, Inc. since September 1988.

                                             (Table continued on following page)

   NAME, AGE, POSITION AND COMMITTEE
              MEMBERSHIPS                        TERM OF OFFICE AND BUSINESS EXPERIENCE
- ----------------------------------------    -------------------------------------------------
ROWLAND C. FRAZEE, C.C., age 73             Director since April 1993. Various positions with
  (Audit Committee, Finance Committee)      The Royal Bank of Canada since January 1939,
                                            retiring as Chairman and Chief Executive Officer;
                                            Director and Chairman of Ganong Bros. Limited;
                                            Director of: International Minerals and Chemical
                                            Corporation of Canada, Limited; Newfoundland
                                            Capital Corporation Limited.

HOLLIS L. HARRIS, age 63                    Director since April 1993. Chairman of the Board,
  (Executive Committee, Finance and         President and Chief Executive Officer of Air
  Strategy Committee, Operations            Canada since January 1993; Vice Chairman,
  Committee)                                President and Chief Executive Officer of Air
                                            Canada (February 1992-January 1993); Chairman and
                                            Chief Executive Officer of Air Eagle Holdings
                                            since October 1991; Chairman of the Board,
                                            President and Chief Executive Officer of
                                            Continental and President and Chief Executive
                                            Officer of Holdings (September 1990-August 1991);
                                            prior to that, 36 years with Delta Air Lines,
                                            Inc. with final position being Director,
                                            President and Chief Operating Officer; Director
                                            of American Business Products Inc.

DEAN C. KEHLER, age 38                      Managing Director and a founding partner of The
  Nominee for Director                      Argosy Group L.P. (investment banking) since
                                            1990; Trustee of the Care Foundation.

ROBERT L. LUMPKINS, age 51                  Director since April 1993. Senior Vice President,
  (Audit Committee)                         Chief Financial Officer (since May 1989) and
                                            Director (since August 1991) of Cargill, Inc.;
                                            various positions with Cargill, Inc. since 1968.

DOUGLAS H. MCCORKINDALE, age 55             Director since April 1993. Vice Chairman,
  (Audit Committee)                         Director and Chief Financial and Administrative
                                            Officer of Gannett Co., Inc. (a nationwide
                                            diversified communications company) since 1984;
                                            Director of seven funds which are part of the
                                            Prudential Group of Mutual Funds; Director,
                                            Frontier Corporation.

DAVID E. MITCHELL, O.C., age 68             Director since April 1993. Chairman of Alberta
  (Human Resources Committee)               Energy Company, Ltd. since 1994; President and
                                            Chief Executive Officer of Alberta Energy
                                            (1975-1993); Governor & Director of Hudson's Bay
                                            Company; Chairman of the Board, Chieftain
                                            International, Inc.; Director of: Air Canada; The
                                            Bank of Nova Scotia; Lafarge Corporation; and
                                            Founder and President, the Ernest C. Manning
                                            Awards Foundation.

                                             (Table continued on following page)

   NAME, AGE, POSITION AND COMMITTEE
              MEMBERSHIPS                        TERM OF OFFICE AND BUSINESS EXPERIENCE
- ----------------------------------------    -------------------------------------------------
RICHARD W. POGUE, age 66                    Director since April 1993. Senior Advisor of Dix
  (Audit Committee)                         & Eaton (a public relations firm) since July
                                            1994; Senior Partner of Jones, Day, Reavis &
                                            Pogue (January 1993 through June 1994); Managing
                                            Partner of Jones, Day, Reavis & Pogue (law firm)
                                            (1984-1992); Director of: Derlan Industries,
                                            Ltd.; M.A Hanna Co.; KeyCorp; OHM Corporation;
                                            Redland PLC; Rotek Incorporated; TRW Inc.

WILLIAM S. PRICE, age 39                    Director since April 1993. Managing Director of
  (Finance and Strategy Committee,          Air Partners, L.P. since November 1992; Managing
  Finance Committee, Human Resources        Director of Texas Pacific Group (a private
  Committee)                                investment firm) since November 1992; Vice
                                            President -- Strategic Planning and Business
                                            Development of GE Capital (1991-1992); Vice
                                            President of Bain & Company (consulting firm)
                                            (1985-1991); Director of Preferred Provider
                                            Organization of Michigan; Surgical Partners
                                            Affiliates; Banco Allianza.

DONALD L. STURM, age 62                     Director since April 1993. Chairman of the Board
  (Finance and Strategy Committee, Human    and Chief Executive Officer of: Community First
  Resources Committee)                      Bankshares, Inc. since 1993 (which owns four
                                            banks in Colorado); Community First Bancorp, Inc.
                                            since 1993 (which owns four banks in Wyoming);
                                            Sturm Investment, Inc. since 1984 (which owns one
                                            bank in Illinois); Premier Bank since 1994;
                                            Continental Can Company, Inc., and various
                                            subsidiaries and affiliated corporations
                                            (1984-1990). Various positions culminating in
                                            Vice Chairman of Peter Kiewit Sons', Inc.
                                            (1963-1990). Limited Partner of Air Partners, L.
                                            P.

CLAUDE I. TAYLOR, O.C., age 69              Director since April 1993. Chairman Emeritus of
  (Audit Committee, Finance and Strategy    Air Canada since January 1993; Chairman of the
  Committee)                                Board of Air Canada (February 1992-December
                                            1993); Chairman, President and Chief Executive
                                            Officer of Air Canada (1990-1992); Chairman of
                                            the Board (1984-1990), President and Chief
                                            Executive Officer (1976-1984) of Air Canada;
                                            Chairman of the Board of Medina Inc.; Vice
                                            Chairman of the Board of Governors of Concordia
                                            University; Vice Chairman of the Board of
                                            Directors of Friday's Child International;
                                            Director of: Air Canada; CGI Group Inc.; Blenheim
                                            Aviation Limited; Montreal Neurological Hospital;
                                            National Quality Institute of Canada; Canadian
                                            Aviation Hall of Fame.

KAREN HASTIE WILLIAMS, age 50               Director since April 1993. Partner of Crowell &
  (Human Resources Committee)               Moring (law firm), Washington, D.C. since
                                            December 1982; Director of: Federal National
                                            Mortgage Association; Crestar Financial
                                            Corporation; Washington Gas Light Company;
                                            SunAmerica, Inc.

                                             (Table continued on following page)

   NAME, AGE, POSITION AND COMMITTEE
              MEMBERSHIPS                        TERM OF OFFICE AND BUSINESS EXPERIENCE
- ----------------------------------------    -------------------------------------------------
CHARLES A. YAMARONE, age 36                 Director since January 1995. Executive Vice
  (Finance and Strategy Committee)          President and Research Director of Libra
                                            Investments, Inc. since July 1994; Senior Vice
                                            President and General Counsel of Libra
                                            Investments, Inc. (October 1991-June 1994);
                                            Senior Vice President -- Legal and Secretary of
                                            Columbia Savings (January 1990-October 1991).
                                            Director of Bally's Grand, Inc. since 1993.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

                                  PROPOSAL 2:

       APPROVAL OF THE FIRST AMENDMENT TO THE 1994 INCENTIVE EQUITY PLAN

     Subject to the approval of stockholders, the Board of Directors, on the recommendation of the Human Resources Committee, has amended the Company's 1994 Incentive Equity Plan (the "Plan"). The proposed amendment (the "First Amendment") (i) increases the number of shares of Class B common stock covered by the Plan by 700,000 shares (from 2,300,000 shares to 3,000,000 shares), and increases to 400,000 the number of shares subject to options that may be granted to any participant during any calendar year, (ii) permits the Chief Executive Officer to administer and make awards under the Plan (other than administration of the Plan or the making of awards under the Plan as it relates to any participant who is subject to Section 16 of the Exchange Act, which administration and making of awards will continue to be the responsibility of the Human Resources Committee, or the Board of Directors, as provided in the
Plan), (iii) provides that the Plan administrator may require that a percentage of the aggregate shares of stock obtained from certain exercises of a stock option not be transferable prior to the earliest to occur of the termination of the relevant stock option term, the participant's retirement, death or disability or the termination of the participant's employment with the Company and its subsidiaries, and (iv) makes certain technical changes, including changes to broaden the discretion of the Plan administrator in connection with the terms of written agreements evidencing awards under the Plan.

     The Plan may be amended by the Board in the future, but may not be so amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying the requirements of Rule 16b-3 under the Exchange Act, subject to certain additional limitations.

     The text of the First Amendment to the 1994 Incentive Equity Plan is attached as Appendix A to this proxy statement. Stockholders are being asked to vote upon approval of the First Amendment as contemplated therein. The First Amendment will be adopted upon a majority of the votes duly represented at the Meeting being cast in favor thereof.

     At April 14, 1995, there were stock options with respect to an aggregate of 1,675,000 shares of Class B common stock outstanding under the Plan, and 160,000 shares of restricted stock were outstanding under the Plan. In connection with the repricing of certain outstanding stock options and related grants of additional stock options (see "General Information -- Executive Compensation Report of the Human Resources Committee -- Repricing of Stock Options and 1995 Compensation Strategy", above), the Company anticipates that a total of 2,054,500 stock options will be outstanding if all participants offered the opportunity to receive repriced options accept such options and surrender their outstanding options. The vast majority of the options outstanding at April 14, 1995 have an exercise price of $21.375 per share.

     Mr. Garton is the only executive officer set forth in the Summary Compensation Table who will have the opportunity to receive repriced options. Mr. Garton will have the opportunity to surrender his 116,500 outstanding options, under certain conditions, for 75,000 New Options at an exercise price of $16.00 per share (the fair market value of the Class B common stock on the date of grant of the New Options). All current executive officers as a group will have the opportunity to surrender an aggregate of 369,500 outstanding options, under certain circumstances, for an aggregate of 350,000 New Options at an exercise price of $16.00 per share, and all employees, including current officers but excluding executive officers, will have the opportunity to surrender an aggregate of 928,000 outstanding options, under certain circumstances, for an aggregate of 1,307,500 New Options at an exercise price of $16.00 per share. No directors of the Company will have the opportunity to receive repriced options. All outstanding stock options are, and all the new options will be, options not intended to qualify as "incentive stock options" within the meaning of subsection (b) of section 422 of the Code.

     The following table sets forth, as of April 27, 1995, shares subject to stock options that have been awarded to the specified individuals and groups under the 1994 Incentive Equity Plan in connection (except as described below) with the repricing of options described under "General Information -- Executive Compensation Report of the Human Resources Committee -- Repricing of Stock Options and 1995 Compensation Strategy", subject to the approval of the First Amendment by stockholders at the Meeting.

                 INCENTIVE EQUITY PLAN BENEFIT AWARDS TABLE(1)

                                                                                       STOCK
                                                                                     OPTIONS(2)
                                                                                     ---------
                                                                                     NUMBER OF
                                                                                      SHARES
                                                                                     ---------
Gordon M. Bethune..............................................................        -0-
  President and Chief Executive Officer
Robert R. Ferguson III.........................................................        -0-
  Vice Chairman and Chief Executive Officer
Daniel P. Garton...............................................................     75,000(3)
  Senior Vice President and Chief Financial Officer
Donald G. Valentine............................................................        -0-
  Senior Vice President
Charles T. Goolsbee............................................................        -0-(3)
  Executive Vice President
John E. Luth...................................................................        -0-(3)
  Senior Vice President
Gregory D. Brenneman(4)........................................................    275,000(3)(5)
Dean C. Kehler(4)..............................................................        -0-
All current executive officers, as a group(6)..................................    625,000(3)(6)
All current directors (other than executive officers), as a group..............        -0-
All employees (other than executive officers), as a group......................  1,307,500(3)

- ---------------

(1) The dollar values of the stock options set forth in the table will depend upon the future market prices of the Class B common stock and are not currently determinable.

(2) The closing sales price of the Class B common stock was $16.00 per share on April 27, 1995.

(3) Non-qualified options with an exercise price of $16.00 per share that vest in 25% increments on October 27, 1995, April 27, 1996, April 27, 1997 and April 27, 1998.

(4) Nominee for director.

(5) Such option has been awarded to Mr. Brenneman in connection with his initial employment and not as a part of the repricing described above.

(6) Includes Mr. Brenneman, Chief Operating Officer effective May 1, 1995.

     An optionee will not realize any taxable income under the Code upon the grant of a New Option or the exchange of an Old Option for a New Option as described above. The exercise of a New Option will result in immediate taxable income to the optionee in an amount equal to the difference between the option price and the market price on the date of exercise. This same amount will be deductible by the Company as compensation, provided that the Company withholds any income taxes that are required to be withheld or such amounts are deposited by the optionee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST AMENDMENT TO THE 1994 INCENTIVE EQUITY PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                  PROPOSAL 3:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been the Company's independent auditors since 1993, and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 1995. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for fiscal 1995 and report thereon. Stockholders are being asked to vote upon the ratification of such appointment. In the event stockholders do not ratify such appointment, the Audit Committee and Board will reconsider such appointment.

     Representatives of Ernst & Young LLP will be present at the Meeting and will be available to respond to appropriate questions and make a statement should they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

                                 OTHER MATTERS

     Management knows of no business to be presented for action at the Meeting other than that described in this proxy statement. If any other matters should properly come before the Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in such proxy, to vote on such matters in accordance with their best judgment.

     Each director and executive officer, and each holder of greater than ten percent of a class of the Company's equity securities, is required to report his or her transactions in such securities to the Commission by certain specified dates. Messrs. Barrack and Cowan inadvertently failed to timely file their initial statements of beneficial ownership upon becoming directors and Messrs. Bethune, Loeser, McLean and Ornstein inadvertently failed to timely file such reports upon becoming executive officers; such omissions were subsequently cured. Messrs. Luth, Ornstein and Valentine each inadvertently failed to timely file a report relating to the acquisition of the Company's equity securities during 1994. The appropriate reports were subsequently filed.

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

                     INTEREST OF CERTAIN PERSONS IN MATTERS
                                TO BE ACTED UPON

     As described above, executive officers of the Company are eligible to receive grants of stock options under the Company's 1994 Incentive Equity Plan, including directors who are employees of the Company. Non-employee directors are also eligible to receive grants of stock options under such plan, but are not eligible to participate in the repricing of currently outstanding options.

                              1996 ANNUAL MEETING

     Any stockholder who desires to present proposals at the 1996 annual meeting of stockholders and to have such proposals set forth in the proxy statement and form of proxy mailed in conjunction with such annual meeting must submit such proposals in writing to the Secretary of the Company not later than December 30, 1995. The Company's Bylaws require that for nominations of persons for election to the Board of Directors of the Company or the proposal of business to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 1996 annual meeting of stockholders, such notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the ninetieth day prior to June 5, 1996 nor later than the seventienth day prior to June 5, 1996, provided, that if the 1996 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from June 5, 1996, such notice must be delivered not earlier than the ninetieth day prior to the 1996 annual meeting and not later than the close of business on the later of (a) the seventieth day prior to the 1996 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 1996 annual meeting is first made. The stockholder's notice must contain and be accompanied by certain information as specified in the Bylaws. It is recommended that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Company's Bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at the Company's principal executive offices.

                                        By Order of the Board of Directors,


                                        /s/  JEFFERY A. SMISEK
                                        -------------------------
                                             Jeffery A. Smisek

Houston, Texas
April 28, 1995

     THE COMPANY WILL FURNISH TO INTERESTED SECURITYHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH REPORT, UPON WRITTEN REQUEST, TO ANY SECURITYHOLDER REQUESTING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBIT. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S
HEADQUARTERS: 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019.

                                                                      APPENDIX A

                               FIRST AMENDMENT TO
                           CONTINENTAL AIRLINES, INC.
                           1994 INCENTIVE EQUITY PLAN

     The Board of Directors (the "Board") of Continental Airlines, Inc. (the "Company") adopted the Continental Airlines, Inc. 1994 Incentive Equity Plan (the "Plan") on March 4, 1994, subject to approval by the stockholders of the Company, which was obtained at the annual meeting held June 30, 1994. Subject to applicable provisions of Paragraph 15 of the Plan, the Board retained the right to amend the Plan. The Board has determined by resolutions adopted on April 27, 1995 that the Plan be amended as follows. Capitalized terms not otherwise defined in this First Amendment to the Plan have the meanings ascribed thereto in the Plan.

     The Plan is hereby amended as follows:

     1. The first sentence of Paragraph 3 is hereby amended so as to read in its entirety as follows:

        "Subject to adjustment as provided in Paragraph 10 and in accordance with and subject to Rule 16b-3 under the Exchange Act and applicable judicial and administrative interpretations thereof, the shares of Common Stock covered by all Awards granted under this Plan will not exceed in the aggregate 3,000,000 shares, of which number (a) no more than 300,000 shares will be granted or sold as Restricted Stock, (b) Stock Options with respect to no more than 400,000 shares will be granted to any Participant during any calendar year, and (c) no more than 200,000 shares will be delivered in payment of Annual Incentive Awards (for all Participants in the aggregate) in respect of any given year."

     2. The first sentence of Paragraph 4(k) is hereby amended so as to read in its entirety as follows:

        "In the discretion of the Administrator, a percentage (determined by the Administrator and set forth in the written agreement or notification evidencing each grant of a Stock Option) of the aggregate shares of Common Stock obtained from exercises of a Stock Option (which percentage may be satisfied out of particular exercises as determined by the Administrator and set forth in the written agreement or notification evidencing each grant of a Stock Option) shall not be transferable prior to the earliest to occur of: the termination of the relevant Stock Option term (or such shorter period as may be determined by the Administrator and set forth in the written agreement or notification evidencing the grant of the Stock Option); the Participant's retirement, death or Disability; or termination of the Participant's employment with the Company and its subsidiaries."

     3. The term "Committee" is hereby replaced by the term "Administrator" throughout the Plan, except as follows:

        (i) Paragraph 2(f) is hereby amended so as to read in its entirety as follows:

            " "Committee" means the Human Resources Committee of the Board, which at all times will consist of not less than two directors (all of whom are Outside Directors) appointed by the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The action of a majority of the members of the Committee (but not less than two members) will be the act of the Committee. "Administrator" means (i) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to any Participant who is subject to Section 16 of the Exchange Act (or any successor section to the same or similar effect) ("Section 16"), the Committee, (ii) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Participant who is not subject to
            Section 16, the Chief Executive Officer of the Company and (iii) to the extent administration of the Plan has been assumed by the Board pursuant to a resolution of the Board, the Board.";

        (ii)  Paragraph 2(y): the clause "or the Committee" is hereby deleted;

        (iii) Paragraph 14(a) is hereby amended so as to read in its entirety as follows:

              "This Plan shall be administered by the Administrator.";

         (iv) The second sentence of Paragraph 14(b) is hereby amended so as to read in its entirety as follows:

              "Neither the Board, the Committee, the Chief Executive Officer nor any member of the Board or the Committee will, in connection with the administration of the Plan as the Administrator, be liable for any such action or determination taken or made in good faith;" and

         (v) Paragraph 16(b): the term "Committee" is hereby replaced by the term "Board".

     4. The last sentence of Paragraph 2(y), and Schedule A to the Plan, are hereby deleted.

     5. There is hereby inserted at the end of clause (i) of the first sentence of Paragraph 11 the following clause:

        ", unless otherwise provided in the written agreement evidencing an Award," and there is hereby inserted in clause (1) of the first sentence of Paragraph 11, immediately after the words "Qualifying Event" and before the parenthetical reference, the following clause:

        "or, if the written agreement evidencing an Award so provides, for a period of 30 calendar days commencing upon the date of such Change in Control".

     6. Paragraph 2(d) is hereby amended to read in its entirety as follows:

        "Change in Control" means the occurrence of one of the events described in subclause (a), (b), (c) or (d) of clause (i) of the first sentence of Paragraph 11."

     The foregoing amendments to the Plan are effective April 27, 1995; provided, however, that any such amendment that without approval by the stockholders of the Company would result in the Plan no longer satisfying the requirements of Rule 16b-3 shall only be effective upon approval thereof by the stockholders of the Company within one year following April 27, 1995.

COMMON STOCK                        PROXY
                           CONTINENTAL AIRLINES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS JUNE 5, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Gordon M. Bethune, Jeffery A. Smisek and Scott R. Peterson, and each of them, with full power of substitution, to represent and vote the shares of the undersigned in Continental Airlines, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Annual Meeting of Stockholders to be held on June 5, 1995, and at any adjournment or adjournments thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement with respect to such Annual Meeting and certifies that, to the knowledge of the undersigned, all equity securities of the Company owned of record or beneficially by the undersigned are owned and controlled only by U.S. Citizens (as defined in the proxy statement), except as indicated on the reverse side hereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

  Nominees for Director:

    Thomas J. Barrack, Jr., Gordon M. Bethune, David Bonderman, Gregory D. Brenneman, Joel H. Cowan, Patrick Foley, Rowland C. Frazee, C.C., Hollis L. Harris, Dean C. Kehler, Robert L. Lumpkins, Douglas H. McCorkindale, David
    E. Mitchell, O.C., Richard W. Pogue, William S. Price, Donald L. Sturm, Claude I. Taylor, O.C., Karen Hastie Williams, Charles A. Yamarone

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS (PROPOSAL 1) AND "FOR" PROPOSALS 2 AND 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"  PROPOSALS 1, 2 AND 3.

______________

 SEE REVERSE
    SIDE
______________

/X/  Please mark your
     votes as in this example.

SHARES IN YOUR NAME

1. ELECTION OF DIRECTORS:    FOR       WITHHELD
   See Reverse Side.         / /         / /

2. Approval of First         FOR       AGAINST       ABSTAIN
   Amendment to the          / /         / /           / /
   1994 Incentive Equity
   Plan

3. Ratification of           FOR       AGAINST       ABSTAIN
   appointment               / /         / /           / /
   of independent auditors


For, except vote withheld from
the following nominee(s):

______________________________

THIS FORM OF PROXY RELATES TO BOTH CLASS A AND CLASS B COMMON STOCK. IF YOU RECEIVED TWO PROXY CARDS, PLEASE EXECUTE AND RETURN EACH.

/ / Please mark this box ONLY if any Class A or Class B common stock owned of record or beneficially by you is owned or controlled by Foreigners (as defined in the proxy statement), and indicate the number and class so owned or controlled by Foreigners:

    Class A __________
    Class B __________

SIGNATURE(S) __________________________________________   DATE ______________

SIGNATURE(S) __________________________________________   DATE ______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.